                                                                    EXHIBIT 4.03

                              SYMANTEC CORPORATION
                               STOCK OPTION GRANT



JOHN W. THOMPSON
C/O SYMANTEC CORPORATION
10201 TORRE AVENUE
CUPERTINO, CA 95014

EMPLOYEE ID:   12994


CONGRATULATIONS! YOU, (THE "OPTIONEE") HAVE BEEN GRANTED AN OPTION UNDER THE 1996 EQUITY INCENTIVE PLAN (THE "PLAN") TO BUY SYMANTEC CORPORATION COMMON STOCK ("SHARES") AS FOLLOWS:

 DATE OF GRANT:                                4/14/99

 TYPE OF OPTION (ISO OR NQ)                    NQ

 GRANT NUMBER:                                 020321

TOTAL NUMBER OF SHARES SUBJECT TO OPTION:      200,000

EXERCISE PRICE PER SHARE:                      $13.0000

VESTING:                                       (See Section 7 of Terms and
                                               Conditions of Grant)

EXPIRATION DATE:                               4/14/09

Optionee hereby acknowledges receipt of a copy of the Plan and this Stock Option Grant (including the Terms and Conditions of Stock Option Grant attached hereto as Exhibit A), and represents that Optionee has read and understands, and accepts, the terms and provisions contained therein. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised participant to consult a tax advisor prior to such exercise or disposition.





SYMANTEC CORPORATION:                          OPTIONEE:



 /s/ Derek Witte                                /s/ John W. Thompson
-------------------------------                -----------------------------
DEREK  P. WITTE                                JOHN W. THOMPSON
VP, WORLDWIDE OPERATIONS

                                               -----------------------------
                                               DATE


THIS STOCK OPTION GRANT IS SUBJECT TO TERMS AND CONDITIONS OF STOCK OPTION GRANT
                          ATTACHED HERETO AS EXHIBIT A.

                                                                    J. THOMPSON
                                                    200,000 SHARE NON-PLAN GRANT



                                    Exhibit A

                              SYMANTEC CORPORATION

                    STOCK OPTION GRANT - TERMS AND CONDITIONS


               1. Grant of Option. Symantec Corporation, a Delaware corporation, (the "Company"), hereby grants to the optionee named in the Stock Option Grant (the "Optionee") an option (this "Option") to purchase the Total Number of Shares Subject to Option set forth in the Stock Option Grant (the "Shares") at the Exercise Price Per Share set forth in the Stock Option Grant (the "Exercise Price"), subject to all of the terms and conditions set forth in this Terms and Conditions of Stock Option Grant and the Stock Option Grant (collectively, the "Grant") and in the employment agreement between the Company and Optionee dated April 11, 1999 (the "Employment Agreement"). This Option shall be a nonqualified stock option ("NQSO").

               2. Exercise Period of Option. Subject to the terms and conditions set forth in this Grant and in the Employment Agreement, Optionee may exercise this Option in whole or in part for any Vested Shares, as determined in accordance with Section 7 hereof; provided, however, that this Option shall expire and terminate on the Expiration Date set forth in the Stock Option Grant (the "Expiration Date"), which is ten years after the Date of Grant set forth in the Stock Option Grant (the "Grant Date"), or earlier, as provided in Section 4 hereof, and must be exercised, if at all, on or before the Expiration Date.

               3. Restrictions on Exercise. Exercise of this Option is subject to the following limitation: This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

               4. Termination of Option. Except as provided in the Employment Agreement, this Option shall terminate and may not be exercised if Optionee ceases to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company (each as defined in Section 13 hereof), except in the case of sick leave, military leave, or any other leave of absence approved by the committee appointed by the Company's Board of Directors to administer the Company's 1996 Equity Incentive Plan (the "Committee") or by any person designated by the Committee, provided that such leave is for a period of not more than ninety days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee or its designee will have sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the "Termination Date").

Nothing in this Grant shall confer on Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

               5. Manner of Exercise.

                  (a) This Option shall be exercisable by delivery to the Company of an executed written Notice of Intent to Exercise Stock Option in the form attached hereto, or in such other form as may be approved by the Company (the "Exercise Agreement"), which shall set forth Optionee's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other


                                       1.

representations and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

                  (b) Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash (by check); (ii) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Option;
(iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (v) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (vi) by any combination of the foregoing where approved by the Committee, or its designee, in its sole discretion.

                  (c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

                  (d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative or assignee.

               6. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

               7. Vesting Schedule. Except as otherwise provided in the Employment Agreement, shares that are vested pursuant to the vesting schedule set forth in this Section 8 are "Vested Shares" and exercisable hereunder. Provided that the Optionee continues to provide services to the Company or a Parent, Subsidiary or Affiliate of the Company: the Shares shall vest at the rate of 16,666 shares per month beginning on the first day of the month following the fourth anniversary of the Date of Grant. If the application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month this Option shall become exercisable for the full remainder of the Shares.

               8. Compliance with Laws and Regulations. The exercise of this Option and the issuance of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance or transfer.


                                       2.

               9. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) Exercise of Nonqualified Stock Option. There may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  (b) Disposition of Shares. If the Shares are held for at least twelve months after the date of the transfer of the Shares pursuant to the exercise of this Option, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes.

               10. Interpretation. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.

               11. Governing Law. This Grant shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Grant is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

               12. Notices. Any notice required to be given or delivered to the Company under the terms of this Grant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated in the Stock Option Grant or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by facsimile, rapifax or telecopier.

               13. Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Prices of and number of Shares subject to this Option, will be proportionately adjusted subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

               14. Assumption or Replacement of Options by Successor. Except as otherwise set forth in the Employment Agreement, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and this Option is assumed, converted or replaced by the successor corporation, which assumption will be binding on Optionee), (c) a


                                       3.

merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which mergers (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), this Option may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on Optionee, or the successor corporation may substitute equivalent Options or provide substantially similar consideration to Optionee as was provided to stockholders (after taking into account the existing provisions of the Option). In the event such successor corporation (if any) fails to assume or substitute Options pursuant to a transaction described in this Section 14, this Option will expire on such transaction at such time and on such conditions as the Board shall determine.

               15. Definitions. For purposes of this Grant, terms that are not defined in this Grant shall have the meaning ascribed to such terms as set forth in the Company's 1996 Equity Incentive Plan, a copy of which is attached hereto and made a part hereof.

               16. Entire Agreement. The Exercise Agreement and the Plan are incorporated in this Grant by reference. This Grant, the Plan and the Employment Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                                                                     J. THOMPSON
                                                    200,000 SHARE NON-PLAN GRANT

                                    EXHIBIT I

                    NOTICE OF INTENT TO EXERCISE STOCK OPTION

SYMANTEC CORPORATION
10201 Torre Avenue
Cupertino, CA 95014

DATE: __ __ \ __ __ \ __ __

PURSUANT to the Stock Option Grants (detailed below) granted to me by Symantec Corporation (the "Company"), I hereby notify the company that I wish to exercise my right to purchase shares of common stock as described in the table below. I acknowledge that I have received, read and understood a copy of the Grant Agreement, and that such is incorporated herein by reference.

-------------------------------------------------------------------------------------------------------
                                                                              Taxes
  Grant      Grant    Option     Option Price    Number        Total           Due       TOTAL DUE TO
  Number      Date      Type       Per Share    of Shares   Option Price    (NQ Only)      SYMANTEC
                      (NQ or
                        ISO)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                        TOTALS
-------------------------------------------------------------------------------------------------------



1._____ I wish to sell the shares immediately in a "Same Day Sale" transaction, as defined in and allowed by the Plan. I hereby irrevocably authorize my broker, listed below, to pay to Symantec Corporation the Total Due to Symantec (specified above). The balance of proceeds from the sale should be paid directly to me, per my instructions. I understand that the Company will deliver the shares directly to the broker.

        __  BT Alex Brown & Sons            Account number_____________________

        __  BancBoston Robertson Stephens   Account number_____________________


2._____ I do not wish to sell the shares at this time. Payment for these shares will be made in a manner as defined in and allowed by the Plan and the Company. Please deliver the shares to the following address:

        ______________________________________________________________________

 ___ I am not a Company Insider.

 ___ I am a Company Insider and have received pre-clearance approval from Art
     Courville in the Company's Legal Department.


-------------------------------                  -------------------------------
Name                                             Signature

--------------------------------------------------------------------------------
Address

Social Security Number: __ __ __ \ __ __ \ __ __ __ __  Office Location:________

Daytime Telephone Number:_________________  Home Telephone Number:______________


--------------------------------------------------------------------------------
         Fax this form to the attention of "Stock Administration" in the
                      Cupertino office, NOT to your broker.
                Stock Administration Fax Number: (408) 446-8118.
--------------------------------------------------------------------------------